Exhibit 3.2

                             MONSTERDAATA.COM, INC.

                                     BY-LAWS

                                Effective as of:

                                  June 15, 1999


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                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I         OFFICES...............................................    1

      SECTION 1.  Registered Office.....................................    1
      SECTION 2.  Principal Office......................................    1
      SECTION 3.  Other Offices.........................................    1

ARTICLE II        MEETINGS OF STOCKHOLDERS..............................    1

      SECTION 1.  Annual Meetings.......................................    1
      SECTION 2.  Special Meetings......................................    1
      SECTION 3.  Notice of Meetings....................................    2
      SECTION 4.  List of Stockholders..................................    2
      SECTION 5.  Quorum................................................    3
      SECTION 6.  Organization..........................................    3
      SECTION 7.  Order of Business.....................................    3
      SECTION 8.  Voting................................................    4
      SECTION 9.  Action by Written Consent.............................    5

ARTICLE III       BOARD OF DIRECTORS....................................    5

      SECTION 1.  General Powers........................................    5
      SECTION 2.  Number and Term of Office.............................    5
      SECTION 3.  Election..............................................    6
      SECTION 4.  Resignation, Removal and Vacancies....................    6
      SECTION 5.  Meetings .............................................    6
      SECTION 6.  Compensation..........................................    7

ARTICLE IV        COMMITTEES............................................    8

ARTICLE V         OFFICERS..............................................    8

      SECTION 1.  Election, Appointment and Term of Office..............    8
      SECTION 2.  Resignation, Removal and Vacancies....................    9
      SECTION 3.  Duties and Functions..................................    9


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ARTICLE VI        CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, PROXIES,
                  ETC .................................................    11

      SECTION 1.  Execution of Documents................................   11
      SECTION 2.  Deposits..............................................   11
      SECTION 3.  Proxies in Respect of Stock or
                  Other Securities of Other Corporations ...............   11
      SECTION 4.  General and Special Bank Accounts.....................   11
      SECTION 5.  Fiscal Year...........................................   12
      SECTION 6.  Dividends.............................................   12

ARTICLE VII       BOOKS AND RECORDS.....................................   12

ARTICLE VIII      SHARES AND THEIR TRANSFER; FIXING RECORD DATE.........   12

      SECTION 1.  Stock Certificates....................................   12
      SECTION 2.  Record; Restrictions on Transfer......................   12
      SECTION 3.  Lost, Stolen, Destroyed or Mutilated Certificates.....   13
      SECTION 4.  Fixing Date for Determination of Stockholders of Record  13

ARTICLE IX        SEAL..................................................   14

ARTICLE X         FISCAL YEAR...........................................   14

ARTICLE XI        INDEMNIFICATION.......................................   14

      SECTION 1.  Scope of Indemnification..............................   14
      SECTION 2.  Advancing Expenses....................................   15
      SECTION 3.  Securing of Indemnification Obligations...............   15
      SECTION 4.  Payment of Indemnification............................   16
      SECTION 5.  Contribution..........................................   16
      SECTION 6.  Contract Rights; Amendment or Repeal..................   16
      SECTION 7.  Scope of Article......................................   16
      SECTION 8.  Reliance on Provisions................................   16

ARTICLE XII       AMENDMENTS............................................   16

ARTICLE XIII      MISCELLANEOUS.........................................   17

      SECTION 1.  Interested Directors..................................   17
      SECTION 2.  Ratification..........................................   17


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                                     BY-LAWS

                                       OF

                             MONSTERDAATA.COM, INC.
                             a Delaware Corporation

                              adopted June 15, 1999

                                    ARTICLE I

                                     OFFICES

            SECTION 1. Registered Agent and Office. The name of the registered agent of the Corporation and the address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, zip code 19805, or at such other registered name and address as shall from time to time be designated by the Board of Directors (hereinafter called the "Board").

            SECTION 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

            SECTION 3. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as shall be designated in the notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of a meeting pursuant to Section 9 of this Article II.

            SECTION 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes (unless otherwise prescribed by law), may be called at any time by the Board or the Chairman of the Board or the Chief Executive Officer or the President, or by a committee of the Board which has been duly designated by the Board and whose powers and authority as provided in a resolution of the Board or in the By-laws, include the power to call such meetings. The Board of Directors shall call a special meeting of the stockholders when requested in writing by stockholders holding not less than 51% of the outstanding stock of the Corporation. Such written request shall state the purpose or purposes of the meeting proposed to be held.

            SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice first class, postage prepaid, directed to each stockholder at the address of such stockholder as it appears on the records of the Corporation.

            Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

            A written waiver of notice, signed by a stockholder entitled to notice, whether signed before, at or after the time set for a given meeting, shall be deemed to satisfy the notice requirements set forth in the preceding paragraph for such stockholder with respect to such meeting. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute the equivalent of a written waiver of notice by such stockholder for such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

            Whenever notice is required to be given to any stockholder to whom
(i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings or (ii) payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such stockholder at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall have been taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such stockholder shall be reinstated. No notice need be given to any stockholder with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such stockholder.

            SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the


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transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

            SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

            (a) the Chairman of the Board;

            (b) if there is no Chairman of the Board or if the Chairman of the Board shall be absent from such meeting, the President;

            (c) if the Chairman of the Board and the President shall be absent from such meeting, any other officer or director of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat; or

            (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he or she shall be presiding over the meeting in accordance with the provisions of this Section or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

            SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present or by proxy at such meeting and entitled to vote thereat.

            SECTION 8. Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her and registered in his or her name on the books of the Corporation.

            (a) on the date fixed pursuant to the provisions of Section 4 of
            Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting;

            (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held;

            (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or by his


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            or her attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal during such meeting of enough stockholders to leave less than a quorum. Except as otherwise expressly provided by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy if there be such proxy, and it shall state the number of shares voted.

            Shares of the Corporation's own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may previously have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Stockholders whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation such stockholder shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants-by-the-entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

            SECTION 9. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted, provided, however, that prompt notice (in the manner provided in Section 3 of this Article II) of the taking of


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the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            SECTION 1. General Powers. The property business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all of the powers of the Corporation, except such powers as are, by the Certificate of Incorporation, by these By-laws or by law, conferred upon or reserved to the stockholders.

            SECTION 2. Number and Term of Office. The Board shall initially consist of three members, but the number of members constituting the board may be increased or decreased from time to time thereafter by resolution adopted by a majority of the whole Board. Each of the directors of the Corporation shall hold office until the annual meeting of the stockholders held next after his or her election at which his or her term expires and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided.

            SECTION 3. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the person or persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

            SECTION 4. Resignation, Removal and Vacancies. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect after the giving of such notice at the time specified therein, or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

            A director may be removed, either with or without cause, at any time by the written action of holders of not less than a majority in voting interest of the stockholders or upon the [unanimous] vote at a duly held meeting of the stockholders entitled to vote thereat.

            Any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill any vacancy shall hold office until his or her successor shall have been elected and qualified or until such director shall earlier resign or be removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

            SECTION 5. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.


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            (b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

            (c) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or a majority of the directors then in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

            (d) Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

            (e) Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given.

            Notices of special meetings of the Board, or of any meeting of any committee of the Board, in which the time and place of such special meeting has not been fixed in advance by such committee, shall be mailed by the Secretary or an Assistant Secretary to each director or member of such committee, addressed to him or her at his or her residence or usual place of business, so as to be received at least two calendar days before the day on which such meeting is to be held, or shall be sent to him or her by telegraph, cable or other form of recorded communication or delivered personally or by telephone not later than one calendar day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any director or member of any committee if such notice is waived by him or her in writing or by telegraph, cable or other form of recorded communication, whether before, at or after the time at which such meeting is held, or if he or she shall be present at such meeting.

            (f) Quorum and Action. Except as otherwise provided in these By-laws or by law, a majority of the authorized number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board, except as otherwise expressly required by law or these By-laws. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power individually.

            (g) Action by Communication Equipment. The directors, or the members of any committee of the Board, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

            (h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of


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the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

            (i) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board; (b) the President; or (c) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

            SECTION 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and compensation for expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

            (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees. Each such committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, which alternate members may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not the number of such members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

            (b) Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conducting its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these By-laws.

                                    ARTICLE V

                                    OFFICERS

            SECTION 1. Election, Appointment and Term of Office. The officers of the Corporation shall include a Chief Executive Officer, a President, such number of Vice Presidents as the Board may determine from time to time, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a


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Chairman of the Board, a President, Vice Presidents, a Corporate General Counsel
and one or more Associate or Assistant Corporate General Counsels, a Treasurer, Assistant Treasurers, a Controller, Assistant Controllers, a Secretary and Assistant Secretaries. Officers shall be elected or appointed as required from time to time by the Board or any Committee appointed by the Board and each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board or any Committee appointed by the Board may prescribe. Any two or more offices may be held by the same person except for the office of President and Secretary. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America.

            SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect after the giving of such notice at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board or any Committee appointed by the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

            All officers and agents elected or appointed by the Board or any Committee appointed by the Board shall be subject to removal at any time by the Board or any Committee appointed by the Board, as the case may be, with or without cause.

            A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office, set forth in Article III, Section 3 herein.

            SECTION 3. Duties and Functions. (a) Chairman of the Board. The Chairman of the Board, if any, shall be a member of the Board and shall preside at all meetings of the Board and of the stockholders at which he or she shall be present, and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board or any Committee appointed by the Board.

            (b) President. The President shall be a member of the Board and shall perform such duties and exercise such powers as are incident to the office of the president and chief operating officer of the Corporation, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or any Committee appointed by the Board. The President shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board.

            (c) Vice President. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chairman of the Board, if any, by the Board or as is prescribed by the By-laws. In the absence or disability of the President, the Vice President(s), in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions placed upon the President.

            (d) Treasurer. The Treasurer, if any, shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by


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the Board or any Committee appointed by the Board, making proper vouchers for such disbursements and in general, shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, any Committee or the President. The duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board or a Committee appointed by the Board, as the case may be.

            (e) Secretary. The Secretary shall keep or cause to be kept, the records of all meetings of the stockholders, the Board and committees of the Board. The Secretary shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or Committee of the Board. The duties of the Secretary may be performed by one or more assistants, to be appointed by the Board or Committee appointed by the Board, as the case may be.

            (f) Corporate General Counsel. The Corporate General Counsel, if any, shall have supervision of such legal matters concerning the Corporation and shall perform such duties as from time to time may be assigned to him or her by the Board, any Committee appointed by the Board, the President or the Secretary.

            (g) Chief Executive Officer/Chief Operating Officer/Office of the Chief Executive. In the event the Board of Directors elects a Chief Executive Officer and/or a Chief Operating Officer, or establishes an Office of the Chief Executive, the person or persons so elected or the members of such office shall individually or jointly, as the case may be, have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. The Chief Executive Officer, Chief Operating Officer or members of the Office of the Chief Executive, as the case may be, also shall have such powers and perform such other duties as prescribed from time to time by the Board of Directors.

            (h) Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, the Vice President(s), if any or the Secretary, and in the absence of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions placed upon the Secretary.

            (i) Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, the Vice President(s), if any, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions placed upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.


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

            (j) Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI

                           CONTRACTS, CHECKS, DRAFTS,
                          BANK ACCOUNTS, PROXIES, ETC.

            SECTION 1. Execution of Documents. The President (and the Chief Executive Officer, if any) or any other officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as approved by the Board, shall have the power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including the power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

            SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.

            SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any other officer of the Corporation designated by the Board shall have the authority (a) to exercise or appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities in any other corporation and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he or she may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

            SECTION 4. General and Special Bank Accounts. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

            SECTION 5. Fiscal Year. The fiscal year of the Corporation shall end on the last day of each calendar year.

            SECTION 6. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its sole and absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for any proper purpose. The Board of Directors may modify or abolish any reserve created pursuant to this Section 6.

                                   ARTICLE VII

                                BOOKS AND RECORDS

            The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                  ARTICLE VIII

                  SHARES AND THEIR TRANSFER; FIXING RECORD DATE

            SECTION 1. Stock Certificates. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or be in the name of the Corporation by (i) the Chairman of the Board, the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall thereafter cease to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer on the date of issuance.

            SECTION 2. Record; Restrictions on Transfer. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date of issuance thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock are represented on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

            SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the President or the Secretary may, in its or his or her discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board or the President or the Secretary shall in its or his or her discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

            SECTION 4. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of, or entitled to vote at, any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders are entitled to notice of, or entitled to vote at, any meeting of stockholders shall be set at the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held. A determination of which stockholders of record are entitled to notice of, or entitled to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board, in its sole and absolute discretion, may fix a new record date for the adjourned meeting if it so elects to do so.

            (b) In order that the Corporation may determine which stockholders are entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining which stockholders are entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

            (c) In order that the Corporation may determine which stockholders are entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be set at the close of business on the day on which the Board adopts the resolution relating thereto.

                                   ARTICLE IX

                                      SEAL

      The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words "Corporate Seal Delaware" and figures showing that the Corporation was incorporated in the State of its Delaware and showing the year of incorporation.

                                    ARTICLE X

                                   FISCAL YEAR

            The fiscal year of the Corporation shall end on December 31 of each year, or on such other date as the Board of Directors shall determine.

                                   ARTICLE XI

                          INDEMNIFICATION OF OFFICERS,
                 DIRECTORS AND OTHER AUTHORIZED REPRESENTATIVES

            SECTION 1. Scope of Indemnification. (a) General Rule. To the fullest extent permitted by law, the Corporation shall indemnify each indemnified representative on an after-tax basis against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity or was otherwise involved in the direction and conduct of the business of the Corporation, including liabilities resulting from any actual or alleged breach or neglect of duty, law, or legal requirement, or any actual or alleged error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict liability.

            (b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such indemnified representative may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent legally permissible for such liabilities.

            (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification under this Section 1.

            (d) Definitions. For purposes of this Article: (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a direct or indirect stockholder, officer, employee, director or agent of the Corporation, or, at the request of the Corporation, as a stockholder, officer, employee, director, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, (ii) "indemnified representative" means any and all direct or indirect stockholders, officers and directors of the Corporation and any other person designated as an indemnified representative by the Board of Directors (which may, but need not, include any person serving at the request of the Corporation, as a stockholder, director, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to any employee benefit plan, response or remediation obligation or cost or expense of any nature (including attorneys' fees and disbursements) and (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its stockholders, a governmental authority, a third party or otherwise.

            SECTION 2. Advancing Expenses. To the fullest extent permitted by law, the Corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Corporation pursuant to this Article XI. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

            SECTION 3. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this
Article XI or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

            SECTION 4. Payment of Indemnification. An indemnified representative entitled to indemnification under this Article shall be paid or reimbursed by the Corporation within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

            SECTION 5. Contribution. If the indemnification provided for in this
Article is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to payment of the liabilities to which the indemnified representative may be subject in such proportion as is deemed appropriate by the Board to reflect the intent of this Article.

            SECTION 6. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

            SECTION 7. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of the stockholders, whether disinterested or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, such indemnified representative ceased being and indemnified representative, and shall inure to the benefit of the successors, heirs, executors, administrators and personal representatives of such a person.

            SECTION 8. Reliance on Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided in this Article.


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

                                   ARTICLE XII

                                   AMENDMENTS

            These By-laws may be rescinded, altered, amended or repealed (subject to the restrictions, if any, contained herein) and new By-laws may be made by the Board at any regular or special meeting thereof or by consent in accordance with the provisions of Section 5(h) of Article III of these By-laws, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any By-law.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 1. Interested directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely by reason of such financial interest, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof, as the case may be, which authorizes the contract or transaction or solely because his or her votes are counted for such purpose, so long as (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the directors, even though the number of disinterested directors be less than a quorum; or (ii) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            SECTION 2. Ratification. Any transaction questioned in any stockholders' derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders in case less than a quorum of directors are qualified, and, if so ratified, shall have the same force and effect as if such questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders, and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


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